UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.	Regulation FD Disclosure

As previously announced, RadioShack Corporation (the “Company”) received a notice of default and acceleration, dated December 1, 2014 (the “Notice of Default”), under the Credit Agreement, dated as of December 10, 2013 (the “SCP Credit Agreement”), among the Company, certain subsidiaries of the Company that are designated as credit parties, the lenders party thereto and Salus Capital Partners, LLC.

The Company disagrees with the assertions contained in the Notice of Default that any event of default has occurred. As such, because the Company believes the alleged events of default do not exist, the Company also does not believe that the demand for the immediate payment of all obligations outstanding under the SCP Credit Agreement has any merit.

The Company intends to use a presentation in discussions with analysts, investors, lenders, vendors and other interested parties regarding this notice and related matters. A copy of this presentation is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: December 8, 2014	/s/ Holly Felder Etlin
Holly Felder Etlin
Interim Chief Financial Officer
(principal financial officer)

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Investor Presentation